UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report January 16, 2008

(Date of Earliest Event Reported: January 11, 2008)

ALERIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 11, 2008, Aleris International, Inc., a Delaware corporation (the “Company”), consummated the previously announced sale of its zinc operations. The transaction was consummated pursuant to a definitive stock purchase agreement (the “Stock Purchase Agreement”) by and among the Company and its wholly owned subsidiary Aleris Recycling (German Works) GmbH, a German limited liability corporation (“Recycling”, and together with Aleris, the “Sellers”) and Votorantim Metais North America, Inc., a Delaware corporation (“VMNA”), and Azben Holdings GmbH, an Austrian company (“Azben”, and together with VMNA, the “Buyers”). The Buyers are affiliates of Votorantim Metais Ltda., a Brazilian limited liability company (“Votorantim”). Pursuant to the Stock Purchase Agreement, VMNA purchased from Aleris all of the issued and outstanding shares of capital stock of each of U.S. Zinc Corporation, a Delaware corporation (“USZ”), and Interamerican Zinc, Inc., a Delaware corporation (“IZI”), and Azben purchased from Recycling all of the issued and outstanding shares of capital stock of Aleris Asia Pacific Zinc (Barbados) Ltd., a Barbados company (“AAPZ” and, together with USZ and IZI, the “Zinc Companies”). The aggregate cash consideration for the issued and outstanding shares of capital stock of the Zinc Companies was $295 million, which is subject to all working capital adjustments as provided in the Stock Purchase Agreement.

This description of the transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 23, 2007.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited condensed consolidated pro forma balance sheet of the Company as of September 30, 2007 (Successor Company) and the unaudited condensed consolidated pro forma statements of operations for the nine months ended September 30, 2007 (Successor Company), the period from December 20, 2006 through December 31, 2006 (Successor Company), the period from January 1, 2006 through December 19, 2006 (Predecessor Company) and each of the two years in the period ended December 31, 2005 (Predecessor Company) (collectively, the “Unaudited Condensed Consolidated Pro Forma Financial Statements”), are attached hereto as Exhibit 99.1. The unaudited condensed consolidated pro forma balance sheet as of September 30, 2007 gives effect to the sale of the Zinc Companies as if the sale had occurred on September 30, 2007. The unaudited condensed consolidated pro forma statements of operations give effect to the sale of the Zinc Companies as if the sale had occurred on January 1, 2004.

The Unaudited Condensed Consolidated Pro Forma Financial Statements, and the accompanying notes thereto, should be read in conjunction with our audited and unaudited historical financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, as well as the information set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

(d)	Exhibits.

Exhibit No.	Description
99.1	Unaudited Condensed Consolidated Pro Forma Financial Statements.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2008

Aleris International, Inc.

By:	/s/ Joseph M. Mallak
Joseph M. Mallak
Senior Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Condensed Consolidated Pro Forma Financial Statements.